UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

 ☐ Preliminary Information Statement

 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

 ☑ Definitive Information Statement

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.
☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
       Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

BIOLIFE SOLUTIONS, INC.
3303 MONTE VILLA PARKWAY, SUITE 310
BOTHELL, WA  98021

NOTICE OF
ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS
IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS,
DATED December 16, 2013

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

We are writing to advise you that the holders of a majority of our outstanding common stock have approved the following corporate action:

1.
At the discretion of the Board of Directors, amend the Company’s Amended and Restated Certificate of Incorporation to perform a one-for-four up to one-for-sixteen (1:4 up to 1:16, or anywhere between) reverse stock split of the Company’s issued and outstanding shares of common stock, while maintaining or reducing the number of authorized shares of common stock at any proportion (which may differ from the reverse stock split ratio) the Board of Directors deems appropriate in its discretion (the “Reverse Stock Split”)

The proposed Reverse Stock Split was approved on December 16, 2013 by the holders of a majority of our outstanding common stock by written consent in lieu of a special meeting effective in accordance with the relevant sections of the Delaware General Corporation Law (“DGCL”), following approval of our Board of Directors (the “Board”).  The Board has not yet determined whether to implement the Reverse Stock Split or which ratio(s) will be used in connection therewith.  This notice advises you of such actions in accordance with Section 228 of the DGCL.

Our Board has fixed the close of business on December 16, 2013 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of the action by written consent.  In accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Reverse Stock Split will become effective no earlier than the 20th day after this Information Statement is mailed to our stockholders.  The Information Statement will be mailed on or about January 8, 2014 to stockholders of record at the close of business on the Record Date.

The Reverse Stock Split will not be effective unless and until the Board files an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the state of Delaware at any time prior to the first anniversary of the mailing date of the Information Statement, subject to the restrictions imposed by Rule 14c-2 of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE REVERSE STOCK SPLIT. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

Sincerely,

/s/ Michael Rice
Michael Rice
President & Chief Executive Officer

BIOLIFE SOLUTIONS, INC.
3303 MONTE VILLA PARKWAY, SUITE 310
BOTHELL, WA  98021
_______________________________________

THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY THE HOLDERS OF A MAJORITY OF OUR COMMON STOCK.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.
_______________________________________

INFORMATION STATEMENT

This information statement (“Information Statement”) is being furnished by BioLife Solutions, Inc., a Delaware corporation (“we”, “us”, “our”, or the “Company”), with its principal offices at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.

We will commence mailing this information statement on or about January 8, 2014 to the holders of record on December 16, 2013 (the “Record Date”) of the outstanding shares of our common stock.

GENERAL INFORMATION

The following corporate actions were taken by written consent of holders of a majority of the issued and outstanding shares of the Company’s common stock in lieu of a special meeting, on December 16, 2013:

1.
At the discretion of the Board of Directors, amend the Company’s Amended and Restated Certificate of Incorporation to perform a one-for-four up to one-for-sixteen (1:4 up to 1:16, or anywhere between) reverse stock split of the Company’s issued and outstanding shares of common stock, while maintaining or reducing the number of authorized shares of common stock at any proportion (which may differ from the reverse stock split ratio) the Board of Directors deems appropriate in its discretion (the “Reverse Stock Split”)

On December 16, 2013, the Board of Directors (the “Board”) unanimously adopted resolutions approving the Reverse Stock Split. The Board has not yet determined whether to implement the Reverse Stock Split or which ratio(s) will be used in connection therewith.

The actions will become effective no earlier than the 20th day after this Information Statement is mailed to our stockholders upon the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.  This notice advises you of such actions in accordance with Section 228 of the DGCL. It is recommended that you read this information statement in its entirety for a full description of the actions approved by the majority of the Company’s outstanding common stock.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the DGCL which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.  In order to eliminate the costs involved in holding a special meeting we utilized the written consent of the holders of a majority in interest of our voting securities.  Expenses in connection with the distribution of the Information Statement will be paid by the Company.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action.  This Information Statement serves as this notice.  This Information Statement, which will be first mailed on or about January 8, 2014 to stockholders of record on December 16, 2013, is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

No Appraisal Rights

The proposed corporate actions are not corporate actions for which stockholders of a Delaware corporation have the right to appraisal under the DGCL.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all other stockholders of ours.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, we will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.  You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, or telephoning the Company at (425) 402-1400.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices.  Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

OUTSTANDING SHARES AND VOTING RIGHTS

As of December 16, 2013, the Record Date, the Company had 70,414,877 share of its common stock issued and outstanding.  Each share of common stock entitles its holder to one vote on any matter submitted to the stockholders.  However, because the stockholders of at least a majority of the Company’s outstanding common stock as of the Record Date have voted in favor of the approval of the Reverse Stock Split by written consent, no other consents are solicited in connection with this information statement.

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders.  The Company’s bylaws require the affirmative vote of the majority of shares entitled to vote on the matters.  Stockholders holding a majority of the votes attributable to the outstanding share of the common stock consented to the proposal to adopt the Reverse Stock Split.  Therefore, no further stockholder approval is required or sought.

Our bylaws provide further that any action that may be taken by vote may be taken without a meeting by written consent.

The following stockholders, holding 51.6% of the Company’s common stock as of the Record Date consented to the proposal by written consent in lieu of a special meeting:

Name	Common Stock	Percentage
Walter Villiger	19,240,081	27.3%
Thomas Girschweiler *	14,406,552	20.5%
Roderick de Greef +	2,580,303	3.7%
deGreef & Company Inc.	80,000	0.1%

———————
* Director of the Company

+ Mr. de Greef has advised the Company that he beneficially owns an additional 122,500 shares of common stock, which shares were not included in determining the effectiveness of this written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 16, 2013, certain information regarding the beneficial ownership of common stock by (i) each director of the Company; (ii) each Named Executive Officer of the Company; (iii) all of the Company’s current directors and executive officers as a group; and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares thereof.

Name and Address of Beneficial Owner	Common Stock	Percentage of Class
Directors and Executive Officers
Thomas Girschweiler (Director) (1)	18,256,552	24.6%
Michael Rice (Officer and Director) (2)	7,103,817	9.2%
Aby Mathew (Officer) (3)	2,857,454	3.9%
Raymond Cohen (Director) (4)	1,395,000	1.9%
Andrew Hinson (Director) (5)	850,000	1.2%
Daphne Taylor (Officer) (6)	546,874	0.8%
Rick Stewart (Director)	66,667	0.1%
Joseph Schick (Director)	--	--
Total shares owned by Executive Officers and Directors (7)	32,448,825	36.9%
5% Stockholders
Walter Villiger (8)	22,240,081	30.3%
Beskivest Chart LTD Goodmans Bay Center West Bay Street & Sea View Drive Nassau, Bahamas	7,255,026	10.3%
Roderick de Greef (9)	5,469,762	7.5%
John G. Baust 175 Raish Hill Road Candor, NY 13743	3,694,722	5.2%
_____________________

Shares of common stock subject to options and warrants that are exercisable or will be exercisable within 60 days are deemed outstanding for computing the number of shares beneficially owned.  The percentage of the outstanding shares held by a person holding such options or warrants includes those currently exercisable or exercisable within 60 days, but such options and warrants are not deemed outstanding for computing the percentage of any other person.  Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Unless otherwise indicated, the business address of each person listed is in care of 3303 Monte Villa Parkway, #310, Bothell, WA 98021.

(1)
Includes options to purchase 850,000 shares of common stock issuable under stock options exercisable within 60 days from December 16, 2013 and 3,000,000 shares of common stock issuable upon the exercise of outstanding warrants, all of which are currently exercisable.

(2)	Includes options to purchase 7,103,817 shares of common stock issuable under stock options exercisable within 60 days from December 16, 2013.
(3)	Includes options to purchase 2,403,560 shares of common stock issuable under stock options exercisable within 60 days from December 16, 2013.
(4)	Includes options to purchase 1,350,000 shares of common stock issuable under stock options exercisable within 60 days from December 16, 2013.
(5)	Includes options to purchase 850,000 shares of common stock issuable under stock options exercisable within 60 days from December 16, 2013.
(6)	Includes options to purchase 546,874 shares of common stock issuable under stock options exercisable within 60 days from December 16, 2013.
(7)	Includes the securities listed in footnotes 1-6, in addition to options to purchase 1,372,461 shares of common stock issuable under stock options exercisable within 60 days from December 16, 2013.
(8)	Includes 3,000,000 shares of common stock issuable upon the exercise of outstanding warrants, all of which are currently exercisable.
(9)
Includes options to purchase 1,559,459 shares of common stock issuable under stock options exercisable within 60 days from December 16, 2013 and 1,250,000 shares of common stock issuable upon the exercise of outstanding warrants, all of which are currently exercisable; includes 80,000 shares of common stock beneficially owned by Mr. de Greef in the name of deGreef & Company Inc.

REVERSE STOCK SPLIT

On December 16, 2013, the Board unanimously adopted resolutions approving the Reverse Stock Split. As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split.  The Board has not yet determined whether to implement the Reverse Stock Split or which ratio(s) will be used in connection therewith.

Even though the Board will have discretion to select an exchange ratio of 1 for 4 up to 1 for 16, or anywhere between, upon effectiveness of the Reverse Stock Split, and assuming the Board elects to complete either a 1:4 or a 1:16 reverse stock split, (i) the number of shares of common stock issued and outstanding immediately prior thereto will be reduced from 70,414,877 shares to approximately 17,603,719 shares of common stock or 4,400,930 shares of common stock respectively, (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants, if any, to buy common stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal.  Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each stockholder will beneficially hold the same percentage of common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

The Board will have the discretion to maintain or reduce its authorized common stock in any proportion it deems appropriate as part of the Reverse Stock Split, and that proportion may differ from the reverse stock split ratio.

There is no preferred stock of the Company currently outstanding. The authorized number of preferred stock will not be adjusted in connection with the Reduced Stock Split Amendment.

The following table summarizes the effects of the Reverse Stock Split upon our outstanding common stock, subject to adjustments for fractional shares, assuming the Board chooses a reverse stock split ratio of 1:4, 1:8, 1:12 or 1:16 and does not reduced the authorized common stock or reduces the authorized common stock by a factor of  1:4, 1:8, 1:12, or 1:16.

		Reduction in Authorized Stock
Reverse Stock Split Ratio	Common Stock	No Reduction	1:4	1:8	1:12	1:16
	Authorized	150,000,000	-	-	-	-
No Split	Issued	70,414,877	-	-	-	-
	Authorized but Unissued	79,585,123	-	-	-	-
	Authorized	150,000,000	37,500,000	18,750,000	12,500,000	9,375,000
1:4	Issued	17,603,719	17,603,719	17,603,719	17,603,719	17,603,719
	Authorized but Unissued	132,396,281	19,896,281	1,146,281	-	-
	Authorized	150,000,000	25,000,000	18,750,000	15,000,000	12,500,000
1:8	Issued	8,801,860	8,801,860	8,801,860	8,801,860	8,801,860
	Authorized but Unissued	141,198,140	16,198,140	9,948,140	6,198,140	3,698,140
	Authorized	150,000,000	25,000,000	18,750,000	15,000,000	12,500,000
1:12	Issued	7,041,488	5,867,906	5,867,906	5,867,906	5,867,906
	Authorized but Unissued	142,958,512	19,132,094	12,882,094	9,132,094	6,632,094
	Authorized	150,000,000	150,000,000	25,000,000	18,750,000	15,000,000
1:16	Issued	5,867,906	4,400,930	4,400,930	4,400,930	4,400,930
	Authorized but Unissued	144,132,094	145,599,070	20,599,070	14,349,070	10,599,070

In determining the range of Reverse Stock Split ratios listed here, the Board considered numerous factors, including:

●	the historical and projected performance of the common stock and volume level before and after the Reverse Stock Split;

●	the prevailing trading price for the common stock and the volume level thereof;

●	potential devaluation of our market capitalization as a result of the Reverse Stock Split;

●	prevailing market conditions and general economic and other related conditions prevailing in our industry and in the marketplace generally; and

●	the projected impact of the Reverse Stock Split ratio on trading liquidity in the common stock.

The Board of Directors will further consider these factors when it determines the precise Reverse Stock Split ratio(s), if in fact it determines to implement a Reverse Stock Split.

Reasons for the Reverse Stock Split

The Board believes that the Reverse Stock Split will enhance our ability to obtain a potential initial listing on a national securities exchange.  The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share.  Reducing the number of outstanding shares of our common stock should, absent other  factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

If the Board decides not to decrease the authorized common stock in connection with the Reverse Split, or decrease the authorized common stock at a ratio less than the reverse stock split ratio, the Reverse Stock Split would have the result of creating newly authorized shares of common stock.  Any additional common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of our debt into equity, stock options or other corporate purposes.  We do not anticipate that we would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The Board confirms this transaction will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Based upon the foregoing factors, the Board has determined that the Reverse Stock Split is in the best interests of the Company and its stockholders.

Effects of the Reverse Stock Split

If the Board implements the Reverse Stock Split, each stockholder will beneficially own a reduced number of shares of common stock.  However, the Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in adjustments for fractional shares as described above.  The number of stockholders of record will also not be affected by the Reverse Stock Split.

The Reverse Stock Split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the Reverse Stock Split ratio and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of our common stock will also be increased because there will be fewer shares of our common stock outstanding.

Although the potential increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split was not proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board and stockholders. Other than the Reverse Stock Split, our Board does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

Upon the effectiveness of the Reverse Stock Split, holders of our common stock will not be required to exchange their certificates representing shares of common stock held prior to the Reverse Stock Split for new certificates representing shares of common stock.  Therefore, it is not necessary for you to send us your stock certificates.  Stockholders should not destroy any stock certificates.

No fractional shares of our common stock will be issued as a result of the Reverse Stock Split. In the event the proposed Reverse Stock Split leaves a stockholder with a fraction of a share, the number of shares due to the stockholder shall be rounded up. For example, if the proposed Reverse Stock Split leaves a holder with one and one half shares, the shareholder will be issued, post proposed Reverse Stock Split, two whole shares.

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder.  Following the adoption of the Reverse Stock Split, we will continue to be subject to the reporting requirements under the Exchange Act and the rules and regulations promulgated thereunder.

Effective Date

The Reverse Stock Split will become effective on the date that we file the Certificate of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Delaware.  The filing of such amendment will be no earlier than the twentieth (20) calendar day after the date this Information Statement is first mailed to our stockholders, nor later than one year after the date the date thereof.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States or a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefor, a stockholder generally will not recognize gain or loss as a result of the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares.  The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 21E of the Exchange Act, including statements regarding the Reverse Stock Split and its potential effects.  You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate.  Accordingly, actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements.

You should rely only on the information we have provided in this Information Statement.  We have not authorized any person to provide information other than that provided herein.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 10-K for the period ended December 31, 2012 and all amendments thereto, as well as our recent quarterly and periodic filings with the Securities and Exchange Commission (“SEC”).  This information may be found free of charge on the SEC's EDGAR database at http://www.sec.gov.  We will furnish without charge to any stockholder, upon written or oral request, any documents filed by us pursuant to the Exchange Act.  Requests for such documents should be addressed to the Company at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.